EXHIBIT 99.1

                            CERTIFICATION PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                             SEC RELEASE NO. 33-8212

         Pursuant to 18 U.S.C. Section 1350, the undersigned officer of National Penn Bancshares, Inc. and member of the Administrative Committee of the National Penn Bancshares, Inc. Capital Accumulation Plan (the "Plan"), hereby certifies that the Plan's Annual Report on Form 11-K for the year ended December 31, 2002 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.


Dated: June 27, 2003                      /s/Wayne R. Weidner
                                          ----------------------------------
                                    Name:  Wayne R. Weidner
                                    Title: Chairman, President and
                                           Chief Executive Officer,
                                           National Penn Bancshares, Inc.
                                           Member, Administrative Committee


         The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and not for any other purpose.

         A signed original of this written statement required by Section 906 has been provided to National Penn Bancshares, Inc. and will be retained by National Penn Bancshares, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.